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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 9, 1999



                                 ENTREMED, INC.
                 ----------------------------------------------
                 (Exact name of issuer as specified in charter)


           Delaware                      0-26713                 58-1959440
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(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)


                                    Suite 200
                            9610 Medical Center Drive
                               Rockville, Maryland
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                    (Address of principal executive offices)

                                      20850
                                   ----------
                                   (Zip code)

                                 (301) 217-9858
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              (Registrant's telephone number, including area code)
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Item 5.  Other Events

         On February 9, 1999, EntreMed, Inc. ("EntreMed") and Bristol-Myers Squibb Company ("BMS") agreed to modify the research agreement between the two companies regarding Angiostatin(R) protein, an antiangiogenic molecule under study as a potential cancer therapy. Such modifications include the following:

         1. EntreMed will assume all responsibility (financial and operational) for preclinical, pharmaceutical development and clinical work on Angiostatin(R) protein. BMS has agreed to provide EntreMed with advice on structuring its clinical program but otherwise will have no direct involvement with the development of the Angiostatin(R) protein.

         2. Upon completion of Phase II proof of principle trial(s) (safety and efficacy) of Angiostatin(R) protein, except as described below, BMS will have the option to review all of EntreMed's data and exercise an option to reacquire further development and marketing rights to the product. If it does so, it will pay EntreMed a $1 million option exercise fee and the financial terms applicable to commercialization will remain the same as those in the existing research agreement, except that EntreMed's worldwide royalty will be substantially increased and will not be subject to any offsets.

         3. If a third party wishes to step into BMS's former position (i.e., fund and/or conduct development of Angiostatin(R) protein and commercialize it upon approval) on terms satisfactory to EntreMed or EntreMed decides to proceed with the development and/or commercialization of Angiostatin(R) protein without a corporate partner, in either case prior to the occurrence of proof of principle and BMS's exercise of its option, BMS's option will be terminated effective with the signing of EntreMed's deal with such third party or its giving of written notice to BMS that it intends to proceed without a corporate partner.

         4. BMS's current rights of first offer/refusal with respect to products or technology arising out of EntreMed's agreement with Children's Hospital has terminated, including those rights with respect to Endostatin(TM).

         5. BMS will be licensed, on a royalty free basis, to conduct further internal research with regard to the Angiostatin(R) protein and will exchange with EntreMed any data it obtains on the Angiostatin(R) molecule per se. This license will continue for a minimum of one year and thereafter until the termination of BMS's option as described above.

         6. BMS will retain its equity interest in EntreMed but has agreed to certain restrictions on its ability to sell its interest. These restrictions will prevent BMS from selling its full interest in EntreMed until at least December 1, 2001, without EntreMed's consent.

         7. The semi-annual research support payment due June 5, 1999 to EntreMed from BMS will be prorated to cover the period from June 5 to August 9, 1999 and will be the final research payment under the agreement. All patent and related costs incurred by EntreMed prior to August 9, 1999 will be reimbursed to EntreMed by BMS.

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         On February 9, 1999, EntreMed and BMS issued a joint press release relating to the foregoing modifications, a copy of which is included as an exhibit to this report.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

99.1 Text of Press Release, dated February 9, 1999.

                                       3
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ENTREMED, INC.
                                       (Registrant)


                                       /s/ John W. Holaday
                                           -------------------------------------
                                           John W. Holaday, Ph.D.
                                           President and Chief Executive Officer

Date:  February 11, 1999

                                       4
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                                  EXHIBIT INDEX


Exhibit No.        Description                               Sequential Page No.
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99.1               Text of Press Release,
                     dated February 9, 1999

                                       5